Exhibit 99.1

FOR IMMEDIATE RELEASE	NEWS
May 8, 2013	NYSE MKT: GORO

GOLD RESOURCE CORPORATION REPORTS FIRST QUARTER RESULTS;

MAINTAINS 2013 PRODUCTION OUTLOOK

COLORADO SPRINGS – May 8, 2013 – Gold Resource Corporation (NYSE MKT: GORO) (the “Company”) reported its production results for the first quarter ended March 31, 2013 of 22,330 ounces precious metal gold equivalent (“AuEq”, calculated at actual sales price ratio of 54:1). Gold Resource Corporation is a low-cost gold producer with operations in the southern state of Oaxaca, Mexico. The Company has returned over $81 million to shareholders in monthly dividends since declaring commercial production July 1, 2010, and offers shareholders the option to convert their cash dividends into physical gold and silver and take delivery.

2013 Q1 HIGHLIGHTS

•	22,330 ounces mill production, precious metal gold equivalent (AuEq)

•	24,972 precious metal AuEq ounces sold

•	$25.9 million Cash Flow from Mine Site Operations

•	Accumulated deficit reduced to zero

•	Total cash cost of $515 per ounce AuEq (including 5% royalty)

•	Net income of $7.4 million or $0.14 per share

•	Dividend distributions of $9.5 million, or $0.18 per share for quarter

Overview of Q1 2013 Results from El Aguila Project

Gold Resource Corporation’s El Aguila Project produced 22,330 ounces of precious metal gold equivalent (AuEq) at a total cash cost of $515 per AuEq ounce and realized average prices of $1,648 per ounce gold and $31 per ounce silver for its sales during the first quarter. Gold and silver prices decreased 3.3% and 6.1%, respectively, from the first quarter of 2012. Cash Flow from Mine Site Operations was $25.9 million. The Company paid $9.5 million to shareholders in dividends.

“First quarter 2013 was on track with our annual production targets,” stated Gold Resource Corporation’s President, Mr. Jason Reid. “At this point, we are maintaining our 2013 production goal, targeting a range of 80,000 to 100,000 precious metal gold equivalent ounces.”

Mr. Reid continued, “The first quarter of 2013 marked a milestone for the Company as our accumulated deficit was reduced to zero. We achieved this milestone while distributing over $81 million to our shareholders. Both speak to our efficiency of capital deployed on behalf of our shareholders.”

Below is a table of the key production statistics for our El Aguila Project during the three months ended March 31, 2013.

Production and Sales Statistics - La Arista Underground Mine
Three months ended March 31, 2013
Production Summary
Milled:
Tonnes Milled	76,184
Tonnes Milled per Day	846
Grade:
Average Gold Grade (g/t)	3.67
Average Silver Grade (g/t)	345
Average Copper Grade (%)	0.39
Average Lead Grade (%)	1.10
Average Zinc Grade (%)	2.79
Recoveries:
Average Gold Recovery (%)	88
Average Silver Recovery (%)	92
Average Copper Recovery (%)	84
Average Lead Recovery (%)	70
Average Zinc Recovery (%)	79
Mill production (before payable metal deductions)(1)
Gold (ozs.)	7,898
Silver (ozs.)	777,671
Copper (tonnes)	248
Lead (tonnes)	586
Zinc (tonnes)	1,676
Payable metal sold
Gold (ozs.)	8,953
Silver (ozs.)	863,152
Copper (tonnes)	305
Lead (tonnes)	642
Zinc (tonnes)	1,735
Average metal prices realized
Gold (oz.)	$1,648
Silver (oz.)	$31
Copper ( tonne)	$7,996
Lead (tonne)	$2,448
Zinc ( tonne)	$2,154
Precious metal gold equivalent ounces produced (mill production)(1)(3)
Gold Ounces	7,898
Gold Equivalent Ounces from Silver	14,432

Total Precious Metal Gold Equivalent Ounces	22,330

Precious metal gold equivalent ounces sold(2)(3)
Gold Ounces	8,953
Gold Equivalent Ounces from Silver	16,019

Total Precious Metal Gold Equivalent Ounces	24,972

Total Cash Cost per Precious Metal Gold Equivalent Ounce Sold(2)	$515

(1)	Mill production represents metal contained in concentrates produced at the mill, which is before payable metal deductions are levied by the buyer of our concentrates.
(2)	A reconciliation of this Non-GAAP measure to mine cost of sales, the most comparable U.S. GAAP measure, can be found in the Company’s quarterly report on Form 10-Q for the period ended March 31, 2013 filed with the SEC and available at www.sec.gov.
(3)	Precious metal gold equivalent mill production for the first quarter of 2013 of 22,330 ounces differs from gold equivalent ounces sold for 2013 of 24,972 due principally to buyer (smelter) concentrate processing deductions of approximately 2,255 gold equivalent ounces and a decrease in gold equivalent ounces contained in ending inventory of approximately 4,897 ounces.

About GRC:

Gold Resource Corporation is a mining company focused on production and pursuing development of gold and silver projects that feature low operating costs and produce high returns on capital. The Company has 100% interest in six potential high-grade gold and silver properties in Mexico’s southern state of Oaxaca. The Company has 53,279,369 shares outstanding, no warrants and no debt. Gold Resource Corporation offers shareholders the option to convert their cash dividends into physical gold and silver. For more information, please visit GRC’s website, located at www.Goldresourcecorp.com and read the Company’s 10-K for an understanding of the risk factors involved.

Cautionary Statements:

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this press release, the words “plan”, “target”, “anticipate,” “believe,” “estimate,” “intend” and “expect” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding Gold Resource Corporation’s strategy, future plans for production, future expenses and costs, future liquidity and capital resources, and estimates of mineralized material. All forward-looking statements in this press release are based upon information available to Gold Resource Corporation on the date of this press release, and the company assumes no obligation to update any such forward-looking statements. Forward looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate. The Company’s actual results could differ materially from those discussed in this press release. In particular, there can be no assurance that production will continue at any specific rate. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the Company’s 10-K filed with the SEC.

Contacts:

Corporate Development

Greg Patterson

303-320-7708

www.Goldresourcecorp.com

See Accompanying Tables

The following information summarizes the results of operations for Gold Resource Corporation for the three months ended March 31, 2013 and 2012, its financial condition at March 31, 2013 and December 31, 2012 and its cash flows for the three months ended March 31, 2013 and 2012. The summary data for the three months ended March 31, 2013 and 2012 is unaudited; the summary data for the year ended December 31, 2012 is derived from our audited financial statements contained in our annual report on Form 10-K for the year ended December 31, 2012, but do not include the footnotes and other information that is included in the complete financial statements. Readers are urged to review the Company’s Form 10-K in its entirety, which can be found on the SEC’s website at www.sec.gov.

The calculation of our cash cost per ounce contained in this press release is a non-GAAP financial measure. Please see “Management’s Discussion and Analysis and Results of Operation” contained in the Company’s most recent Form 10-Q and Form 10-K.

GOLD RESOURCE CORPORATION

(An Exploration Stage Company)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

for the three months ended March 31, 2013 and 2012

(U.S. dollars in thousands, except shares and per share amounts)

(Unaudited)

	2013	2012
Sales of metals concentrate, net	$42,311	$36,665

Mine cost of sales:
Production costs	16,867	8,521
Depreciation and amortization	536	232
Accretion	29	20

Total mine cost of sales	17,432	8,773

Mine gross profit	24,879	27,892
Costs and expenses:
General and administrative expenses	4,385	2,633
Exploration expenses	3,299	1,353
Construction and development	4,848	2,358

Total costs and expenses	12,532	6,344

Operating income	12,347	21,548
Other (expense) income	(36)	(1,989)

Income before income taxes	12,311	19,559
Provision for income taxes	4,924	6,055

Net income before extraordinary item	7,387	13,504
Extraordinary items:
Flood loss, net of income tax benefit of $750	—	—

Net income	$7,387	$13,504

Other comprehensive income:
Currency translation gain (loss)	34	1,464

Comprehensive income	$7,421	$14,968

Net income per common share:
Basic:	$0.14	$0.26

Diluted:	$0.13	$0.24

Weighted average shares outstanding:
Basic	52,679,369	52,898,984

Diluted	55,586,031	56,362,916

GOLD RESOURCE CORPORATION

(An Exploration Stage Company)

CONDENSED CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands, except shares)

	March 31, 2013	December 31, 2012
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$29,026	$35,780
Gold and silver bullion	5,452	5,809
Accounts receivable	11,570	6,349
Inventories	6,538	7,533
Income tax receivable	1,024	419
Deferred tax assets	2,121	2,121
Prepaid expenses and other assets	3,047	973

Total current assets	58,778	58,984
Land and mineral rights	227	227
Property and equipment - net	17,079	14,050
Inventories	797	809
Deferred tax assets	31,559	31,559

Total assets	$108,440	$105,629

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,077	$3,013
Accrued expenses	5,721	4,178
IVA taxes payable	1,389	2,673
Income taxes payable	857	—
Dividends payable	3,161	3,161

Total current liabilities	16,205	13,025
Asset retirement obligation	2,970	2,790

Total liabilities	19,175	15,815
Shareholders’ equity:
Preferred stock - $0.001 par value, 5,000,000 shares authorized:
no shares issued and outstanding	—	—
Common stock - $0.001 par value, 100,000,000 shares authorized:
53,015,767 shares issued and outstanding	53	53
Additional paid-in capital	96,240	102,674
(Deficit) accumulated during the exploration stage	—	(5,851)
Treasury stock at cost, 336,398 shares	(5,884)	(5,884)
Accumulated other comprehensive - currency translation adjustment	(1,144)	(1,178)

Total shareholders’ equity	89,265	89,814

Total liabilities and shareholders’ equity	$108,440	$105,629

GOLD RESOURCE CORPORATION

(An Exploration Stage Company)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

for the three months ended March 31, 2013 and 2012

(U.S. dollars in thousands)

(Unaudited)

	2013	2012
Cash flows from operating activities:
Net income	$7,387	$13,504

Adjustments to reconcile net income to net cash from/(used in) operating activities:
Depreciation and amortization	653	296
Accretion	29	20
Stock-based compensation	1,512	2,056
Unrealized foreign currency exchange (gain) loss	(119)	1,983
Unrealized loss (gain) from gold and silver bullion held	178	(198)
Changes in operating assets and liabilities:
Accounts receivable	(4,887)	842
Inventories	942	(2,769)
Prepaid expenses and other assets	(1,908)	129
Accounts payable	1,910	(3,160)
Accrued expenses	1,469	3,134
IVA taxes payable/receivable	(1,216)	1,184
Income taxes payable/receivable	263	(12,656)

Total adjustments	(1,174)	(9,139)

Net cash provided by (used in) operating activities	6,213	4,365

Cash flows from investing activities:
Capital expenditures	(3,682)	(1,609)
Purchases of gold and silver bullion	(485)	(2,879)
Proceeds from conversion of gold and silver bullion	664	—

Net cash used in investing activities	(3,503)	(4,488)

Cash flows from financing activities:
Dividends paid	(9,482)	(7,935)

Net cash (used in) provided by financing activities	(9,482)	(7,935)

Effect of exchange rates on cash and equivalents	18	102

Net (decrease) increase in cash and cash equivalents	(6,754)	(7,956)
Cash and equivalents at beginning of period	35,780	51,960

Cash and equivalents at end of period	$29,026	$44,004

Supplemental Cash Flow Information
Income taxes paid	$3,496	$17,305